LEASE AGREEMENT
                                 ---------------


         THIS LEASE AGREEMENT, made and entered into by and between ANDEAN FINANCIAL CORPORATION, whose address is 1900 Glades Road, Suite 351, Boca Raton, Florida 33431 hereinafter referred to as LESSOR, and BIO-AQUA SYSTEMS, INC., whose address in Santiago, Chile is General Ekdhal 159, Santiago Chile, hereinafter referred to as LESSEE on 20th day of June, 1999, but shall be effective as of the effective date of the initial public offering of the Company's securities pursuant to a registration statement filed with the Securities and Exchange Commission on Form SB-2 (the "Effective Date").

                              W I T N E S S E T H:
                              --------------------

         THAT FOR and in consideration of the covenants and agreements herein contained and in consideration of the rents herein reserved to be paid by LESSEE to LESSOR, the parties do hereby mutually covenant and agree as follows:

         1. PREMISES: LESSOR does hereby lease and demise unto LESSEE the Premises known as 1900 Glades Road, Suite 351, Boca Raton, Florida 33431 upon the terms and conditions herein set forth.

         2. TERM AND OCCUPANCY: Said premises shall hereinafter sometimes be referred to as the "leased premises" or "premises". LESSOR does hereby lease and demise unto LESSEE said Premises to have and to hold the same for a period of two (2) years. Said term shall commence on the Effective Date ("Effective Date"), and terminate at midnight one year thereafter.

         3. RENTAL: During the term of this Lease, LESSEE shall pay to LESSOR a fixed annual minimum rent of $30,000. Rent shall be payable in semi-annual installments commencing on the first day of the month following the Effective Date and continuing in six month increments thereafter this Lease term, at LESSOR's office or any other place designated by it, without any set-off or deduction. LESSEE shall pay the rent and all other payments deemed under this Lease to be additional rent by check and such check shall be payable in lawful money of the United States which, at the time of payment, is legal tender for the payment of public and private debts (LESSOR to accept the check subject to collection). If the Effective Date is not the first day of a calendar month, LESSEE shall pay to LESSOR, on the Effective Date, a fraction of the equal monthly installment, the numerator of which is the number of days from the Effective Date to the end of the calendar month in which that date occurs, and the denominator of which is the total number of days in the calendar month. This payment shall represent the pro rata rent from the Effective Date to the end of the calendar month.

         4. OPTION TO RENEW: LESSOR grants to LESSEE, subject to the conditions set forth below, the right and option to renew this Lease for an additional two
(2) year term or as otherwise agreed upon, which annual rate shall be adjusted as mutually agreed upon.

         Except as provided above, and otherwise subject to and on all of the terms and conditions herein contained, all other terms and conditions of this lease are to be and remain in full force and effect. This option must be exercised by the giving to LESSOR, on or before ninety (90) days of the expiration date of this lease, or any option period, written notice of the exercise thereof by LESSEE; but LESSEE shall in no event be entitled to renew the term hereof, even though such notice be timely given, unless LESSEE shall have timely performed all of its obligations hereunder, and shall not be in default in the performance of any terms of this lease, on the date of the expiration of the initial term hereof. LESSOR shall, within ten (10) days of receipt of LESSEE's notice of election of such option, acknowledge in writing that said lease is extended for said option period.

         5. DATE AND PLACE OF PAYMENT: LESSEE shall pay LESSOR the monthly rental herein required to be paid in advance on the first day of each and every six month period without demand and at any place that shall be designated by LESSOR.

         6. USE: LESSEE shall use the demised Premises only for the purpose of general office activities of its executive administrative and sales personnel. Any other substantial variation in the use of the Premises shall be only with the prior written consent of LESSOR, which request of LESSEE shall be promptly responded to by LESSOR within ten (10) days of receipt of said request and which shall not be unreasonably withheld by LESSOR.

         7. UTILITIES: LESSOR shall pay all charges against the demised Premises for electricity, telephone, water, trash pick-up, area lights and all other utilities, together with deposits therefore as may be required. And such deposits shall remain the property of LESSOR and LESSEE shall not make any claim thereon for any reason.

         8. TAXES: LESSOR shall be responsible for the payment of all property taxes, city and county, assessed against the demised Premises and shall pay the same before such taxes become delinquent.

         9. SURRENDER OF PREMISES: LESSEE shall at the termination of the lease term, of any renewal or extension thereof, quietly and peacefully surrender said Premises in as good condition and substantially in the same condition as such Premises existed at the commencement of the lease term, subject to the other terms of this lease concerning alterations, ordinary wear and tear or damage or loss by fire or the elements excepted. LESSEE shall have full authority to remove from the demised Premises all of its merchandise and trade fixtures, notwithstanding the fact that the same may have heretofore been bolted or otherwise affixed to such Premises, all conditioned upon the LESSEE not being in default hereunder any the repair be LESSEE of any damage resulting from such removal.

         10. DEFAULT: If LESSEE shall make any default in the payment of rent or any other sums due LESSOR under the terms of this Agreement and the same shall remain unpaid for three (3) days after such rent or such other amount shall become due, or if the LESSEE shall default in the performance of any one of the terms, conditions or covenants of this lease, and if said default is not cured within ten (10) days from the date of written notice of such default to LESSEE, or if the demised Premises become and remain deserted for a period of ten (10) days, the LESSOR may, without written notice or demand to LESSEE, re-enter the demised Premises according to law and remove all persons according to law, and the LESSOR may, at it option, relet the demised Premises or any part thereof for the balance of the lease term as agent for the LESSEE and receive rents thereof and apply the same first to the payment of the expenses of reasonable redecorating and making necessary repairs to the Premises, attorneys fees, brokers commissions, advertising and all other reasonable expenses of the LESSOR in re-entering the Premises and reletting the same; and second, to the payment of rent due hereunder. LESSEE shall be responsible for all costs, including attorney's fees, incurred by LESSOR in enforcing any of the terms and provisions of this Lease Agreement.

         In addition and in connection with the reletting of the demised Premises for the account of LESSEE as hereinabove provided, LESSOR shall have the right to declare all monthly installments of rental for the balance of the lease term to be immediately due and payable and to proceed to obtain a judgment therefor against LESSEE. Thereafter, all sums collected from the reletting of the Premises, less costs in connection therewith, shall be applied on said judgment or if the judgment has been paid, turned over to LESSEE.

         Further, in the event of default on the part of LESSEE, the LESSOR shall have the right to pursue any legal remedy available to it, and LESSOR shall have the right to bring distress proceedings without in any way affecting its right to accelerate the balance of rental due and to bring an action therefor.

         11. MECHANICS' LIEN: Said Premises shall not be subject to any lien under the Mechanic's Lien Law of the State of Florida as a result of any improvements made by LESSEE. LESSEE shall not permit the Premises to be subject to any lien for labor, services or material furnished at the request of LESSEE or its agent and it shall insure that all amounts owed for labor, services or materials shall be paid for by it promptly.

         12. WAIVER: The failure of LESSOR in one or more instances to insist upon strict performance or observance of one or more of the terms or covenants hereof or to exercise any remedy herein conferred upon LESSOR shall not operate or be construed as a relinquishment or a waiver for the future of any such covenant or condition or the right to enforce the same or to exercise such remedy, but the same shall continue in full force and effect.

         13. NOTICE: It is agreed that whenever notice is required to be given hereunder that written notice mailed by certified mail return receipt requested or delivered to LESSOR at 1900 Glades Road, Suite 351, Boca Raton, Florida 33431, or such other address as LESSOR shall furnish in writing, shall constitute sufficient notice to LESSOR, and written notice mailed or delivered to LESSEE at: 1900 Glades Road, Suite 351, Boca Raton, Florida 33431 or such other place as may be designated by LESSEE in writing shall constitute sufficient notice to the LESSEE.

         14. BINDING ON SUCCESSORS, HEIRS AND ASSIGNS: This Lease Agreement shall be binding and obligatory upon the heirs, assigns and successors of the respective parties.

         15. RADON GAS: Section 404.056(a) Florida Statutes, requires that the following notification be given on real estate documents:

         RADON GAS: Radon is a naturally occurring radioactive gas that, when it is accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your county public health unit.

         16. HAZARDOUS WASTE: LESSEE agrees that leased Premises will fully comply with all applicable federal, state, and local environmental laws, regulations, and rulings on LESSEE's occupation of leased Premises and through the term of this lease and that there will not be any hazardous or toxic substances prohibited by environmental protection and enforcement agencies on or at the leased Premises, during LESSEE's possession and occupation of the leased Premises.

         LESSEE will defend, indemnify, and hold LESSOR harmless from and against any and all actions, losses, liabilities, damages, claims, obligations, debts, costs, and expenses (including attorney's fees), known or unknown, contingent or absolute, arising out of or resulting from any (i) petroleum based products, (ii) oil, (iii) waste, (iv) chemical substance or mixture, (v) toxic, hazardous or regulated substance, mixture or waste, and/or (vi) radioactive substance stored, released and/or disposed of on or at the leased Premises from the commencement of the term of this lease by LESSEE through and including the date LESSOR retakes possession of the leased Premises. This will only be for any such claim or liability attributable to LESSEE. LESSEE specifically excludes pre-existing violations for which LESSOR will indemnify and hold LESSEE harmless should any claim be brought against it.

         17. ENTIRE AGREEMENT: This lease agreement expresses the entire agreement between the parties and all negotiations and agreements preceding the execution hereof are merged into, included modified or amended only by a writing executed by the LESSOR and LESSEE. It may not be amended or modified by oral agreements or understandings between the parties unless the same shall be reduced to writing duly authorized and executed by both LESSOR and LESSEE.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals.

LESSOR:                                              LESSEE:


ANDEAN FINANCIAL                                     BIO-AQUA SYSTEMS, INC.
CORPORATION

By:/s/David Mayer                                    By:/s/Max Rutman
-----------------                                    ----------------
     David Mayer, President                               Max Rutman, President